CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-3 of our report dated September 26, 2011, with respect to the consolidated balance sheets of IsoRay, Inc. and Subsidiaries as of June 30, 2011 and 2010, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended, which report is included in the Form 10-K filing for IsoRay, Inc. filed on September 28, 2011.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

July 12, 2012